Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4750

Fax 215.981.4705

May 6, 2015

Bojangles’, Inc.

9432 Southern Pine Boulevard;

Charlotte, NC 28273

Re:	Underwritten Public Offering

Ladies and Gentlemen:

We have acted as counsel to Bojangles’, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-203268) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the public offering (the “Offering”) of up to an aggregate of 8,912,500 shares of the common stock, par value $0.01 per share, of the Company (the “Shares”). The Shares are inclusive of 7,750,000 shares (the “Selling Stockholder Firm Shares”) that are being offered by certain selling stockholders (the “Selling Stockholders”), and up to 1,162,500 shares being offered if the underwriters exercise in full their option to purchase additional shares, all of which will be offered by Selling Stockholders (the “Selling Stockholder Option Shares,” and together with the Selling Stockholder Firm Shares, the “Selling Stockholder Shares”). The Selling Stockholder Shares will be issued following the filing of the Split Amendment (as defined below) and upon the conversion of the Company’s outstanding Series A preferred stock in accordance with the terms of the Certificate of Incorporation (as defined below).

We understand that the Shares are to be sold by the Company and the Selling Stockholders pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto) as filed with the Commission, (ii) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, (iii) the Company’s Second Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), (iv) the Company’s Amended and Restated Bylaws, as amended to date, (v) resolutions of the Board of Directors and stockholders of the Company relating to the Offering and the issuance of the Selling Stockholder Shares as provided to us by the Company, (vi) the stock record books of the Company as provided to us by the Company, (vii) the Second Certificate of

Bojangles’, Inc.

May 6, 2015

Amendment to the Second Amended and Restated Certificate of Incorporation reflecting a stock split to be filed with the Secretary of State of the State of Delaware prior to the closing of the Offering (the “Split Amendment”), (viii) the form of the Company’s Amended and Restated Certificate of Incorporation to be in effect upon the closing of the Offering, filed as Exhibit 3.2 to the Registration Statement, (ix) the form of the Company’s Amended and Restated Bylaws to be in effect upon the closing of the Offering, filed as Exhibit 3.4 to the Registration Statement and (x) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

Based upon and subject to the forgoing, we are of the opinion that following the filing of the Split Amendment and upon the conversion of the Company’s outstanding Series A preferred stock in accordance with the terms of the Certificate of Incorporation, the Selling Stockholder Shares will be duly authorized, validly issued, fully paid and nonassessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP